Exhibit 99.7

INTERNATIONAL OPERATIONS

General

The international auto finance and financial services operations in Europe, Latin America and China, collectively referred to as the international operations, consist of auto finance operations in Germany, the United Kingdom, Austria, France, Italy, Switzerland, Sweden, Belgium, the Netherlands, Luxembourg and Portugal; Mexico, Chile, Colombia and Brazil; and the 40% ownership in GMAC-SAIC Automotive Finance Company Limited (“GMAC-SAIC”), which conducts auto finance and financial services business in China. Excluding GMAC-SAIC, the international operations had finance receivables of approximately $15 billion as of December 31, 2012. The international operations have extensive histories in their respective countries of operation and broad global capabilities, having operated in Europe for over 90 years, Mexico and Brazil for over 70 years, and Chile and Colombia for over 30 years. As of the date of this Offering Memorandum, we have completed Transactions to acquire the European operations, other than France and Portugal, and the Latin American operations, other than Brazil. As of the date of this Offering Memorandum, we have not acquired the equity interest in GMAC-SAIC. The description below, however, describes all of the international operations. Pending certain regulatory and other approvals, we expect to complete the acquisition of the remaining portions of the international operations that we have not already acquired later in 2013 or as soon as practicable.

The international operations were formerly a part of General Motors Acceptance Corporation, the former captive finance subsidiary of GM, and due to this longstanding relationship, the international operations have substantial business related to GM and its dealer network. During 2012, excluding China, the international operations financed 28% of GM’s international retail sales in countries where both GM operated and where the international operations provided consumer financing. Also, during 2012, excluding China, the international operations financed over 90% of GM’s international dealer inventory in countries where both GM operated and where the international operations provided dealer financing. For consumer lending activities, the international operations employ an indirect-to-consumer model similar to the model used by GM Financial in North America. The international operations use a “dealer-centric” approach to its activities by offering dealers a broad portfolio of products and services to promote one-stop shopping and helping dealers more easily grow their businesses. Consumer products include retail installment loans and finance leases, and various insurance products, such as credit life, gap and extended warranty coverage. Commercial products offered to dealer customers include new and used vehicle inventory financing, inventory insurance, and working capital and capital improvement loans. Other commercial products include fleet financing and storage center financing. In addition, the international operations provide training to dealer employees to help them maximize the value of these finance and insurance products.

In most countries, the international operations utilize a proprietary credit scoring system to differentiate consumer credit applications and to statistically rank-order credit risk in terms of expected default rates, which enables the international operations to evaluate credit applications for approval. The international operations also utilize a proprietary underwriting system for dealer financing. This process involves assigning a risk rating to each dealer based on various factors, including, but not limited to, collateral analysis, capital sufficiency, operating performance, financial outlook and credit and payment history, if available, as well as assigning a risk rating to each dealer credit facility. The risk ratings indicate the applicable pricing for the account as well as guide the management of the account.

The international operations typically service its consumer loan and lease portfolios through a mixture of in-country personnel and third party vendors. Funding for the international operations’ auto finance activities is obtained through a mixture of in-country secured and unsecured bank loan facilities, public and private securitization transactions, and capital market securities. The European businesses also obtain funding from affiliated companies.

Consumer

Target Market.    The international operations primarily provide financing to prime quality consumers purchasing GM new vehicles. Because the international operations consumer portfolio contains a large portion of loans to prime borrowers, the default rates tend to be lower than in our North American consumer portfolio and, therefore, the net interest spreads on its consumer portfolio tend to reflect this lower risk.

Dealer Relationships.    The international operations, which employ an indirect-to-consumer model similar to the model used by GM Financial in North America, have relationships with over 5,000 automobile dealerships in Europe, Latin America and China. The international operations use a “dealer-centric” approach and focuses its marketing activities on automobile dealerships, primarily GM-franchised dealerships. Because of the long history the international operations has in its countries of operation, these operations have deep relationships with dealership customers and have financed a majority of them since the dealership’s inception. The international operations employ a “high-touch” model that involves regular contact and dealer visits by relationship managers to maintain these strong relationships and to encourage volume growth. In some dealerships, international operations personnel maintain an on-site presence. The dealer-centric business model encourages dealers to use the broad range of products through incentive programs which reward individual dealers based on the depth and breadth of their relationship.

Manufacturer Relationships.    The international operations have programs with GM typically known as subvention programs, under which GM provides cash payments in order for the international operations to offer lower rates on retail loans and finance leases used by consumers to purchase GM vehicles. The programs serve the manufacturer’s goal of making vehicles more affordable to consumers without discounting the vehicle and potentially damaging vehicle residual values. GM also offers subvention programs on inventory financing, making it more affordable for a dealer to carry a broader selection of inventory. The international operations have established streamlined and largely integrated processes with GM for maintaining these subvention programs. These processes, along with the broad regional footprints in Latin America and Europe allow the international operations to quickly and effectively respond to the manufacturer’s needs for subvention programs across a region. For 2012, excluding China, 89% of the international operations consumer loan originations were for GM new vehicles.

Origination Data.    The following tables sets forth the consumer origination levels for Europe and Latin America for the years ended December 31, 2012, 2011 and 2010 (in millions).

	2012	2011	2010
Europe	$3,206	$3,387	$2,551
Latin America	2,895	3,021	2,476

Total:	$6,101	$6,408	$5,027

Underwriting.    The international operations, similar to our North American operations, utilize a proprietary credit scoring system to support the credit approval process. The credit scoring system was developed through statistical analysis of customer demographic, credit bureau attributes and portfolio databases and is tailored to each country where the international operations conduct business. The underwriting process is performed entirely in-country or, in some cases, within certain country clusters in Europe. Credit scoring is used to differentiate credit applications and to statistically rank-order credit risk in terms of expected default rates, which enables the international operations to evaluate credit applications for approval and tailor contract structure. While the international operations employ a credit scoring system in the credit approval process, credit scoring does not eliminate credit risk. Adverse determinations in evaluating contracts for purchase or changes in certain macroeconomic factors after purchase could negatively affect the credit performance of the international portfolio.

The proprietary credit scoring system incorporates data contained in the customer’s credit application and automatically interfaces with multiple sources to produce a credit summary upon which the underwriter bases the decision. These sources include vehicle valuation, fraud and certain databases, as well as credit bureaus and internal servicing systems. The system then produces a statistical assessment of these attributes and rank-orders applicant risk profiles to support the approval decision. The international credit scorecards are monitored through comparison of actual versus projected performance by score. Periodically, endeavors are made to refine the proprietary scorecards based on new information, including identified correlations between portfolio performance and data obtained in the underwriting process.

In addition to the proprietary credit scoring system, other underwriting guidelines are utilized. These underwriting guidelines are comprised of numerous evaluation criteria, generally including (i) identification and assessment of the applicant’s willingness and capacity to repay the loan or lease, including consideration of credit history and performance on past and existing obligations; (ii) credit bureau data; (iii) collateral identification and valuation; (iv) payment structure and debt ratios; (v) insurance information; (vi) employment, income and residency verifications, as considered appropriate; and (vii) in certain cases, the creditworthiness of a co-obligor. These underwriting guidelines, and the minimum credit risk profiles of applicants the international operations will approve as rank-ordered by the credit scorecards, are subject to change from time to time based on economic, competitive and capital market conditions as well as overall origination strategies.

The international operations underwrite individual credit applications through underwriting specialists in credit centers using a credit approval process tailored to local market conditions. To maximize control and efficiency, the international operations operate only one credit center per country, except in certain cases in Europe where a cluster credit center serves multiple countries. Underwriting personnel have a specific credit authority based upon their experience and historical portfolio results as well as established credit scoring parameters. More experienced specialists are assigned higher approval levels. If the suggested application attributes and characteristics exceed an underwriting specialist’s credit authority, each specialist has the ability to escalate the application to a more senior underwriter with a higher level of approval authority. Authorized senior underwriting officers may approve any contract application in accordance with the underwriting guidelines. The application processing system includes controls designed to ensure that credit decisions comply with the credit scoring strategies and underwriting policies and procedures that the international operations have in place at the time.

Finance contract application packages completed by prospective obligors are received electronically through electronic platforms that automate and accelerate the financing process. Upon receipt or entry of application data into the application processing system, a credit bureau report and other third-party data sources are automatically accessed and a proprietary credit score is computed. Applications received by the international operations that fail to meet the minimum credit score requirement are automatically declined. For applications that meet the initial requirements, underwriting personnel continue to review the application package and judgmentally determine whether to approve the application, approve the application subject to conditions that must be met, or deny the application. In Europe and China, approximately 80% of applicants are approved for credit. In Latin America, approximately 60% of applicants are approved for credit. Dealers are contacted regarding credit decisions immediately using the electronic platform. Declined applicants are also provided with appropriate notification of the decision.

Upon selection as the financing source, completed contract packages are sent to an international operations processing center by dealers. The processing centers are generally co-located with the credit centers. In some countries, the contract packages are received electronically to accelerate the on boarding process and payment to dealers. A processing representative verifies certain applicant employment, income and residency information. Contract terms, insurance coverage and other information may be verified or confirmed with the customer. Once a contract is cleared for funding, the funds are electronically transferred to the dealer or a check is issued. Upon funding of the contract, a security interest in the automobile that was financed is generally acquired. Daily reports are generated for review by senior operations management. Credit performance reports track portfolio performance at various levels of detail, including total company, country, product and vintage. Various reports and analytical data are also generated to monitor credit quality as well as to refine the structure and mix of new originations. Key application data, including credit bureau and credit score information, contract structures and terms and payment histories are maintained. The international operations credit risk management department also regularly reviews the performance of the international operations credit scoring system and is responsible for the development and enhancement of its credit scorecards. The international operations credit risk management department also reviews portfolio trends and performance to determine if underwriting criteria need to be adjusted.

Servicing.    The international operations servicing activities include collecting and processing customer payments, responding to customer inquiries, initiating contact with customers who are delinquent, maintaining the security interest in the financed vehicle, monitoring physical damage insurance coverage of the financed vehicle, and arranging for the repossession of financed vehicles, liquidation of collateral and pursuit of deficiencies when appropriate. International payment processing and customer service activities are done through a mixture of in-country personnel and third party vendors.

In larger markets, a predictive dialing system is utilized to make phone calls to customers whose payments are past due. The predictive dialer is a computer-controlled telephone dialing system that simultaneously dials phone numbers of multiple customers from a file of records extracted from the international operations database. Once a connection is made to the automated dialer’s call, the system automatically transfers the call to a collector and the relevant account information to the collector’s computer screen. Accounts that the system has been unable to reach within a specified number of days are flagged, thereby promptly identifying for management all customers who cannot be reached by telephone. By eliminating the time spent on attempting to reach customers, the system gives a single collector the ability to contact a larger number of customers daily.

Once an account reaches a certain level of delinquency, the account moves to one of the advanced collection units. The objective of these collectors is to resolve the delinquent account. The international operations may repossess a financed vehicle if an account is deemed uncollectible, the financed vehicle is deemed by collection personnel to be in danger of being damaged, destroyed or hidden, the customer deals in bad faith or the customer voluntarily surrenders the financed vehicle.

In many countries, statistically-based behavioral assessment models are used in the loan servicing activities to project the relative probability that an individual account will default. The behavioral assessment models are used to help develop servicing strategies for the portfolio or for targeted account groups within the portfolio. At times, payment deferrals are offered to customers who have encountered financial difficulty that has hindered their ability to pay as contracted. A deferral allows the customer to move delinquent payments to the end of the contract, usually by paying a fee that is calculated in a manner specified by applicable law. The collector reviews the customer’s past payment history and behavioral score and assesses the customer’s desire and capacity to make future payments. Before agreeing to a deferral, the collector also considers whether the deferment transaction complies with the international operations’ policies and guidelines. Exceptions to the policies and guidelines for deferrals must be approved in accordance with these policies and guidelines. While payment deferrals are initiated and approved in the collections department, a separate department processes authorized deferment transactions.

Repossessions are subject to prescribed legal procedures, which include peaceful repossession, one or more customer notifications, a prescribed waiting period prior to disposition of the repossessed automobile and return of personal items to the customer. Some jurisdictions provide the customer with reinstatement or redemption rights. Legal requirements, particularly in the event of customer bankruptcy, may restrict the ability to dispose of the repossessed vehicle. The international operations engages independent repossession firms to handle repossessions. All repossessions, other than bankruptcy or previously charged-off accounts, must be approved by a collections officer. Upon repossession and after any prescribed waiting period, the repossessed automobile is sold at auction. The international operations do not sell any vehicles on a retail basis. The proceeds from the sale of the automobile at auction, and any other recoveries, are credited against the balance of the contract. Auction proceeds from sale of the repossessed vehicle and other recoveries are usually not sufficient to cover the outstanding balance of the contract. The international operations pursues collection of deficiencies when such action is deemed to be appropriate.

The international operations policy is to partially charge off an account in the month in which the account becomes 120 days contractually delinquent or in the month a repossession process is initiated, whichever is sooner. The partial charge-off represents the difference between the estimated net sales proceeds from the repossession and sale of the collateral and the amount of the delinquent contract, including accrued interest.

Commercial

Target Market.    The international operations have a long history of providing a full range of financial products to automotive dealers, including new and used vehicle inventory financing, inventory insurance, working capital and capital improvement loans. The international operations have had a relationship with most of the GM-franchised dealerships in the countries where it operates since the inception of the dealership. The international operations have a dealer-centric “high-touch” model designed to promote one-stop shopping, ease of use and dealer loyalty.

Floorplan Financing.    The largest portion of the international commercial finance business is floorplan financing, which supports dealer inventory purchasers of new and used vehicles. Financing is provided through lines of credit extended to individual dealers. In general, each floorplan line is secured by all financed vehicles and by other dealership assets, as well as the continuing personal guarantee of the dealership’s ownership. Additionally, to minimize risk, under certain circumstances, such as dealer default, manufacturers, including GM, are bound by a repurchase obligation that requires the manufacturer to repurchase the new vehicle inventory according to applicable manufacturer or regulatory parameters. The amount advanced to dealers for new vehicles purchased through the manufacturer is equal to 100% of the wholesale invoice price of new vehicles, which includes destination and other miscellaneous charges, and a price rebate, known as a holdback, from the manufacturer to the dealer in varying amounts stated as a percentage of the invoice price. The loan proceeds are advanced directly to the manufacturer. The manufacturer frequently pays all of the interest for a set period of time so that the dealer does not initially pay to hold the vehicle. To support the dealers’ used car inventory needs, the international operations advance funds to the dealer or auction to purchase used vehicles for inventory based on the appropriate wholesale book value for the region in which the dealer is located. Typically, the international operations advance 80% of wholesale book value for used vehicles.

Floorplan lending is structured to yield interest at a floating rate indexed to a short-term market interest rate, except in Germany where fixed rate financing is also offered. The floating rate for a particular dealer is based on, among other things, the dealer’s creditworthiness, the amount of the credit line, the risk rating and whether or not the dealer is in default. Interest on floorplan loans is payable monthly.

Dealer Loans.    The international operations makes loans to primarily GM-franchised dealers to finance improvements to dealership facilities, to provide working capital and to purchase and finance dealership real estate. These loans are included in commercial receivables in our financial statements. These loans are typically secured by mortgages or deeds of trust on dealership land and buildings, a priority security interest in other dealership assets and typically the continuing personal guarantees from the owners of the dealerships. Dealer loans are structured to yield interest at fixed or floating rates. Interest on dealer loans is generally payable monthly.

Portfolio Data.    The following tables sets forth our outstanding commercial receivables balances for Europe and Latin America at December 31, 2012, 2011 and 2010 (in millions).

	2012	2011	2010
Europe	$3,243	$2,961	$2,725
Latin America	1,489	1,309	1,192

Total:	$4,732	$4,270	$3,917

Underwriting.    The international operations utilize a proprietary underwriting system for commercial financing that has been refined through decades of experience in managing economic cycles. The process involves due diligence of various factors, including, but not limited to, collateral analysis, capital sufficiency, operating performance, financial outlook and credit and payment history. The credit risk rating system is two-dimensional with the Borrower Risk Rating reflecting probability of default over the next 12 months, and the Facility Risk Rating reflecting the loss given default. The design of the credit risk rating system and the assignment of credit risk ratings ensure that there is sufficient granularity to differentiate between the credit worthiness among borrowers, and the differing levels of collateral and other credit enhancements. The credit risk rating for each commercial borrower is completed at least once per annum, typically in tandem with the underwriting or credit decision, with deteriorating credits rated more frequently. In general, riskier loans (as defined by both exposure and credit risk ratings) escalate up the credit approval chain consistent with the delegated lending authority. Credit risk ratings are not expected to be static and are updated contemporaneously when facts and circumstances of the borrower, business climate and other material factors are known so that the credit risk rating remains an accurate reflection of the credit risk associated with a borrower’s loans. The underwriting processes are performed in commercial lending centers located in China, Mexico, Brazil and Germany. These centers are managed by the commercial risk management team, which operates independently of in-country sales and servicing operations. Each credit proposal is underwritten by an underwriter with expertise commensurate with the size and complexity of the transaction and authority approved within the delegated lending authority parameters. Credit lines greater than $40 million must be approved by an international operations senior management committee

Servicing.    The commercial loan servicing operations are conducted in-country, usually co-located with the consumer lending and servicing centers. Commercial servicing staff monitor daily the level of borrowing under each dealer’s account. When a dealer’s outstanding balance exceeds the availability on any given credit line with that dealer, the international operations may reallocate balances across existing lines, temporarily suspend the granting of additional credit, increase the dealer’s credit line, either temporarily or for an extended period of time, or take other actions following an evaluation and analysis of the dealer’s financial condition and the cause of the excess or overline. Under the terms of the credit agreement with the dealer, the international operations may demand payment of interest and principal on wholesale credit lines at any time.

The international operations generally require payment of the principal amount of a floorplan financed vehicle upon its sale or lease by the dealer to the retail customer. Upon the sale of the collateral, the dealer must repay the advance on the sold vehicle according to the repayment terms. Typically the dealer has two to ten business days to repay an advance on a sold vehicle, depending on the timing of the receipt of the sale proceeds. These repayment terms can vary based on the risk rating. The international operations periodically inspect and verify that the financed vehicles are on the dealership lot and available for sale. The frequency and timing of the verifications varies based on the dealership risk rating determined by the international operations’ commercial lending center, and no advance notice is given to the dealer. Among other things, verifications are intended to determine dealer compliance with the master loan agreement as to repayment terms and to determine the status of our collateral.

Commercial receivables are individually evaluated and, where collectability of the recorded balance is in doubt, are written down to fair value of the collateral less costs to sell. Commercial receivables are charged-off at the earlier of when they are deemed uncollectible or reach 360 days past due.

Financing

The international operations primarily finances its operations through the use of secured and unsecured bank lines, through public and private securitization transactions where such markets are developed and, to a lesser extent in Latin America, through public financing programs like the issuance of commercial paper. Additionally, in Europe a portion of the international operations are funded through an inter-company loan from GM Financial to the European entities. In China, GMAC-SAIC also raises funding through whole-loan asset sales. The diversity of these funding sources enhances funding flexibility, limits dependence on any one source, and results in a more cost-effective funding strategy over the long term.

The international operations seek to fund each country through local sources of funding to minimize currency and country risk. As such, the mix of funding sources varies from country to country, depending on the characteristics of the receivables and the relative development of debt capital and securitization markets in each country. GMAC-SAIC and the Latin American operations have been entirely funded by local sources since 2010 or earlier. While the European operations obtain most of their funding from local sources, they also borrow funds from affiliated companies in other European countries and have an inter-company line of credit from GM Financial. Over time, we expect the European operations to replace the affiliated borrowings, including borrowings from GM Financial on the inter-company line of credit, with local funding.

Secured and Unsecured Credit Facilities

Generally, the international operations use bank credit facilities as a source of funding. Both committed and uncommitted credit facilities, that are either secured or unsecured, are utilized. The financial institutions providing the uncommitted facilities are not obligated to advance funds under them. Secured facilities typically take the form of a sale of consumer receivables to the lending bank, with the bank retaining the right to sell back any non-performing accounts.

Securitizations

Asset-backed securitizations are the primary source of funding in Mexico, Germany, France and the UK. The majority of the international operations’ outstanding securitizations are private transactions, but we expect that the international operations may execute a higher portion of its transactions in the public markets going forward, subject to market conditions. The assets sold in these transactions include consumer finance receivables, finance lease receivables, and dealer floorplan receivables.

Unsecured Debt Capital Markets

Although the international operations have historically had active capital markets funding programs, such programs are not currently a significant source of funding, except in Colombia. These programs have included, and may include in the future depending on market conditions and credit profile, commercial paper and medium term note programs.